UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

EVERSPIN TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EVERSPIN TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2026
To the Stockholders of Everspin Technologies, Inc.:
The annual meeting of stockholders of Everspin Technologies, Inc. will be held on Thursday, May 21, 2026, at 5:00 p.m., Eastern Daylight Time. The annual meeting will be a completely virtual meeting of stockholders. Instructions on how to participate in the annual meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/MRAM2026. The annual meeting will be held for the following purposes:
1.To elect the seven nominees for director named in the proxy statement accompanying this notice to serve until the next annual meeting and their successors are duly elected and qualified.
2.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.To approve, on an advisory basis, the compensation of our named executive officers.
4.To approve an amendment and restatement of the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan to (among other things) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,800,000 shares.
5.To conduct any other business properly brought before the annual meeting. We describe these items of business more fully in the proxy statement accompanying this notice.
The record date for the annual meeting was March 24, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish our proxy materials on the Internet. As a result, we are mailing a “Notice of Internet Availability of Proxy Materials” (the “Notice”) to our stockholders instead of a printed copy of our proxy materials, including the proxy statement and our 2025 annual report to stockholders. The Notice provides instructions on how to access those materials on the Internet and how to obtain printed copies. Further details about how to attend the annual meeting virtually are included in the Notice.
You will only be able to attend the virtual annual meeting by using your 16-digit control number provided on the Notice, your proxy card or voting instruction form, and the instructions that accompanied your proxy materials. Therefore, it is important to retain your Notice, proxy card or voting instruction form you receive to enable you to gain access to the virtual annual meeting.
Whether or not you are able to attend the annual meeting, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 21, 2026.
The proxy statement for the annual meeting and 2025 annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,

/s/ William Cooper
William Cooper
Chief Financial Officer
Chandler, Arizona
April 7, 2026

You are cordially invited to attend the meeting. Whether or not you plan to attend the annual meeting virtually, our board of directors asks that you vote as soon as possible. You may vote by proxy on the Internet, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you should contact that record holder for instructions on how to vote your shares.

i

EVERSPIN TECHNOLOGIES, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2026
GENERAL INFORMATION
We have sent you these proxy materials because our board of directors (the “Board of Directors” or “Board”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders of Everspin Technologies, Inc. (the “Company” or “Everspin”), including at any adjournments or postponements of the meeting. The annual meeting will be held on Thursday, May 21, 2026, at 5:00 p.m., Eastern Daylight Time. We will be hosting the annual meeting via live webcast on the Internet. To attend the annual meeting virtually, log in at www.virtualshareholdermeeting.com/MRAM2026.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with our Board of Directors’ solicitation of proxies for use at the annual meeting. As a stockholder, you are invited to attend the annual meeting virtually and to vote online or by proxy on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy on the Internet, via toll-free telephone number or you may sign, date and mail the enclosed proxy card in the envelope provided.
We intend to first mail these proxy materials on or about April 7, 2026 to all stockholders of record entitled to vote at the annual meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?
We are pleased to take advantage of rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), over the Internet. Accordingly, on or about April 7, 2026, we intend to begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the record holders of our common stock. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.
How do I attend the annual meeting?
The annual meeting will be held on Thursday, May 21, 2026, at 5:00 p.m., Eastern Daylight Time. Information on how to vote at the annual meeting is discussed below.
We will be hosting the annual meeting live via the Internet. You will not be able to attend the annual meeting in person. To attend the Annual Meeting virtually, log in at www.virtualshareholdermeeting.com/MRAM2026. The annual meeting webcast will begin promptly at 5:00 p.m., Eastern Daylight Time. We expect online check-in to begin at 4:45 p.m. Eastern Daylight Time and you should allow ample time for the check-in procedures.
A list of Everspin stockholders of record will be open for examination by any stockholder beginning ten days prior to the meeting at our corporate headquarters located at 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226. If you would like to view the list, please contact our Chief Financial Officer to schedule an appointment by calling (480) 347-1082 or writing to him at the address above.

What do I need in order to be able to participate in the annual meeting?
You will need the 16-digit control number included on the Notice, your proxy card or voting instruction form, and the instructions that accompanied your proxy materials in order to be able to vote your shares or submit questions during the annual meeting. Instructions on how to connect to the annual meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MRAM2026. If you do not have your 16-digit control number, you will be able to access and listen to the annual meeting, but you will not be able to vote your shares or submit questions during the annual meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
What am I voting on?
There are four matters scheduled for a vote:
•Proposal 1, to elect the seven nominees for director named in Proposal 1;
•Proposal 2, to ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
•Proposal 3, to approve, on an advisory basis, the compensation of our named executive officers; and
•Proposal 4, to approve an amendment and restatement of the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”) to (among other things) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,800,000 shares.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares of common stock entitled to vote are present via webcast or represented by proxy at the annual meeting. As of the record date there were 23,294,478 shares of common stock outstanding and entitled to vote and, accordingly, a quorum will be present if stockholders holding 11,647,240 shares of common stock are present via webcast or represented by proxy at the annual meeting. Abstentions, votes withheld and broker non-votes (as defined below) will be counted toward the establishment of a quorum. If there is no quorum, either the chairman of the annual meeting or a majority of the votes present at the meeting via webcast or represented by proxy may adjourn the annual meeting to another date.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on March 24, 2026, will be entitled to vote at the annual meeting. On this record date, there were 23,294,478 shares of our common stock outstanding and entitled to vote.
Am I a stockholder of record?
If at the close of business on March 24, 2026, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record. Whether or not you plan to attend the meeting virtually, we urge you to vote by proxy on the Internet, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided, to ensure your vote is counted. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card.

What if my Everspin shares are not registered directly in my name but are held in street name?
If at the close of business on March 24, 2026, your shares were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the annual meeting virtually. However, since you are not the stockholder of record, if you wish to vote your shares at the annual meeting, please contact your broker, bank or other agent for instructions on how to vote your shares.
If your shares are held in “street name” through a broker, certain rules applicable to brokers will affect how your shares are voted in connection with the election of directors. If you do not provide your broker with instructions on how to vote your shares, your broker may not vote your shares except in connection with routine matters. Accordingly, if your broker sends a request for instructions on how to vote, we request that you provide those instructions to your broker so that your vote can be counted. See “What happens if I do not vote?” for additional information.
How do I vote my shares?
You may attend the annual meeting virtually and vote your shares online at the meeting if you are a stockholder of record or a beneficial owner of shares held in street name. To vote online during the annual meeting, log into the virtual annual meeting website at www.virtualshareholdermeeting.com/MRAM2026 by using the 16-digit control number included on the Notice, your proxy card or voting instruction form, and the instructions that accompanied your proxy materials and follow the instructions provided on the website.
You may vote without attending the annual meeting by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker, bank or other nominee for shares that you hold beneficially in street name. In most cases, you will be able to do this by Internet or telephone, or by mail if you received a printed set of proxy materials. However, if your shares are held in street name, the availability of telephone and Internet voting will depend on your institution’s voting procedures.
•By Internet — You may vote by proxy on the Internet by following the instructions in the Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•By Telephone — You may vote by proxy on the telephone by following the instructions in the Notice or by calling the toll-free number on your proxy card or on the instructions that accompanied your proxy materials.
•By Mail — If you received a printed set of proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or by following the voting instructions provided by your broker, bank or other nominee for shares held beneficially in street name, and mailing it in the envelope provided.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on March 24, 2026.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the Internet or online at the virtual annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee
If on March 24, 2026, your shares were held not in your name but in “street name,” only your broker, bank or other nominee that holds your shares will be able to vote your shares. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular “non- routine” proposal, including the election of directors, because such institution does not have discretionary voting power with respect to these proposals and has not received instructions with respect to these proposals from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Therefore, if you do not give your broker, bank or other nominee specific instructions, your shares will not be voted with respect to “non-routine” proposals.
The designations of the four proposals as “routine” or “non-routine” are as follows:
•Proposal 1, the election of directors, constitutes a “non-routine” proposal, and thus if you do not give your broker, bank or other nominee specific instructions, such institution will not have the authority to vote your shares with respect to the election of directors;
•Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, constitutes a “routine” proposal, and thus if you do not give your broker, bank or other nominee specific instructions, such institution will nevertheless have the authority to vote your shares with respect to this proposal;
•Proposal 3, to approve, on an advisory basis, the compensation of our named executive officers, constitutes a “non-routine” proposal, and thus if you do not give your broker, bank or other nominee specific instructions, such institution will not have the authority to vote your shares with respect to this proposal; and
•Proposal 4, to approve the amendment and restatement of the 2016 Plan to (among other things) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,800,000 shares constitutes a “non-routine” proposal, and thus if you do not give your broker, bank or other nominee specific instructions, such institution will not have the authority to vote your shares with respect to this proposal.
How many votes are needed to approve each proposal?
The requisite number of votes to approve the four proposals are as follows:
•For Proposal 1, the election of directors, directors are elected by a plurality of the votes of the shares present via webcast or represented by proxy at the annual meeting and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of “For” votes will be elected. Votes withheld and broker non-votes will have no effect on the outcome of the vote;
•To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, must receive “For” votes from the holders of a majority of shares present via webcast or represented by proxy at the annual meeting and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes (of which none are expected) will have no effect on the outcome of the vote;
•To be approved, Proposal 3, the advisory vote to approve the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares present via webcast or represented by proxy at the annual meeting and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote; and
•To be approved, Proposal 4, the approval of the amendment and restatement of the 2016 Plan to (among other things) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,800,000 shares, must receive “For” votes from a majority of the shares cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.
What if I vote by proxy but do not make specific choices?
If you complete the proxy voting procedures, but do not specify how you want to vote your shares, your shares will be voted:
•“For” the election of each of the director nominees listed in Proposal 1;

•“For” Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•“For” Proposal 3, the advisory vote to approve the compensation of our named executive officers; and
•“For” Proposal 4, the approval of the amendment and restatement of the 2016 Plan to (among other things) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,800,000 shares.
Your proxy will vote your shares using his or her best judgment with respect to any other matters properly presented for a vote at the meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may send a written notice that you are revoking your proxy to our Secretary (Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226).
•You may submit a properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may attend the annual meeting virtually and vote at the annual meeting. Mere attendance at the virtual annual meeting will not automatically revoke your proxy unless you vote at the virtual annual meeting.
•If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by such institution.
What does it mean if I receive more than one Notice or more than one set of proxy materials?
If you received more than one Notice or more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions in each Notice or proxy materials you receive to ensure that all of your shares are voted.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
This proxy statement, the proxy card or voting instruction form and the Annual Report are available at www.proxyvote.com.
When are stockholder proposals and director nominations due for the next annual meeting?
To be considered for inclusion in the proxy materials for our 2027 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing to our Secretary (Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226) by December 8, 2026; provided, however; that, in the event that the date of the annual meeting is held before April 21, 2027, or after June 20, 2027, for your notice to be timely, it must be so received by our Secretary a reasonable time before we begin to print and mail the proxy statement. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for our 2027 annual meeting must do so no earlier than the close of business on January 21, 2027, and no later than the close of business on February 20, 2027; provided, however, that, in the event that the annual meeting is held before April 21, 2027, or after June 20, 2027, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027; provided, however, that, in the event that the annual meeting is held before April 21, 2027, or after June 20, 2027, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the date the later of sixty (60) days prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.
Please refer to our bylaws and Rule 14a-19 under the Exchange Act for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Laurel Hill Advisory Group, LLC to solicit proxies on our behalf. We have agreed to pay approximately $15,000, plus reasonable and approved out-of-pocket expenses for their services.
Whom should I contact if I have additional questions or would like additional copies of the proxy materials?
If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:
Everspin Technologies, Inc.
Attn: Investor Relations
5670 W. Chandler Blvd., Suite 130
Chandler, Arizona 85226

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of seven directors: Darin G. Billerbeck, Geoffrey Ribar, Lawrence G. Finch, Sanjeev Aggarwal, Ph.D., Tara Long, Glen Hawk and Douglas Mitchell.
The seven nominees proposed for election as directors are listed below. Directors elected at the annual meeting will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until the director’s death, resignation or removal. Each individual nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
The following table sets forth the names and certain other information for the nominees for election as a director as of the date of this proxy statement. The following key biographical information for each of these individuals was provided by the nominees:

Name	Age	Position(s)
Darin G. Billerbeck	66	Director
Geoffrey Ribar	67	Director
Lawrence G. Finch	91	Director
Sanjeev Aggarwal, Ph.D.	58	President, Chief Executive Officer and Director
Tara Long	58	Lead Independent Director
Glen Hawk	64	Director
Douglas Mitchell	77	Director
Board Diversity
As of our record date, 29% of our directors were women or racially or ethnically diverse individuals. We believe that our current directors possess diverse professional experiences, skills and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics and valuable knowledge of our business and our industry.
Nominees
Darin G. Billerbeck has served as a member of our Board of Directors since August 2018 and served as Chairman of the Board from March 2019 until March 2026, including as Executive Chairman of the Board from December 2020 until November 2022. From January 2021 until March 2022, Mr. Billerbeck also served as our Interim Chief Executive Officer. Mr. Billerbeck is also a member of the Board of Directors of Precision Medical Products. Mr. Billerbeck was CEO of Lattice Semiconductor, a developer of semiconductor technologies, for more than seven years, until his retirement in 2018. During his tenure with Lattice, he steadily increased shareholder value, while expanding the technology, products and the intellectual property of the company. In addition, he gained intimate knowledge of U.S. and China intellectual property laws specifically with respect to the Committee of Foreign Investment in the US (CFIUS). Prior to joining Lattice, Mr. Billerbeck served as the President and CEO of Zilog, which was acquired by IXYS Corporation in 2010. Before joining Zilog, Mr. Billerbeck served for more than 18 years at Intel in various executive and management positions, including Vice President and General Manager of the Flash Products Group. Mr. Billerbeck has also led several key engineering functions in the memory space, including Director of Design Engineering, Director of Packaging and Director of Operations. Mr. Billerbeck received his Bachelor of Science degree in mechanical engineering from the University of California at Davis. Mr. Billerbeck brings highly relevant experience to our Board of Directors spanning microcontrollers, programmable logic and memory technologies along with that of a public semiconductor company CEO. The Board believes that Mr. Billerbeck’s rich experience in memory, component and intellectual property will be a key resource as we grow the mainstream adoption of our STT- MRAM products into new markets and applications.
Geoffrey Ribar has served as a member of our Board of Directors since December 2018. Mr. Ribar served as senior vice president and CFO for Cadence Design Systems, Inc. a provider of technologies to enable the design of electronic products, from Oct 2010 until October 2017. From October 2017 until his retirement on March 31, 2018, he served as senior advisor at Cadence. During this period, Mr. Ribar was responsible for managing the company’s global finance organization, which included the investor relations and operations groups as well as the internal audit, tax, treasury and controller functions. Prior to Mr. Ribar’s tenure at Cadence, he served as the chief financial officer for Telegent Systems in Sunnyvale, California, where he led the company’s finance, legal, IT and HR teams. He also has extensive experience in semiconductors. Mr. Ribar also serves on the Board of Directors of Macom Technology, Acacia Research Corporation and QuantumScape. The Board believes that Mr. Ribar’s significant financial and accounting expertise gained from his experience as a chief financial officer, as well as his extensive public company board experience make him well qualified to serve on our Board of Directors.
Lawrence G. Finch has served as a member of our Board of Directors since June 2008. Mr. Finch has served as managing director at Sigma Partners, a venture capital firm, since joining the firm in 1987. Mr. Finch brings a wealth of operational experience in moving early-stage technology companies through high-growth stages of development. He has advised more than 20 companies throughout his career. The Board believes that Mr. Finch’s 40 years of experience in founding, managing, and financing businesses, strong relationships in the semiconductor space, and his knowledge of our company qualifies him to serve on our Board of Directors.
Sanjeev Aggarwal, Ph.D. has served as a member of our Board of Directors and as President and Chief Executive Officer of Everspin since March 2022. Prior to that, he had served as our Chief Technology Officer since January 2021 where he continued to serve as our Vice President, Operations & Technology R&D, a position he had held since October 2017. Dr. Aggarwal directed projects from technology definition to qualification, driving cross functional alignment across various departments; and managed joint development agreements for technology transfer and production. He served as our Vice President, Manufacturing and Process Development from March 2010 to September 2017, where he supervised research and development efforts for integration of spin torque MRAM onto CMOS and managed our production for Field Switched MRAM on 200mm and STT-MRAM on 300mm wafers. From June 2008 to February 2010, Dr. Aggarwal served as our Director, Manufacturing and Process Technology. From September 2006 to May 2008, Dr. Aggarwal was senior member of the technical staff at Freescale Semiconductor, Inc. and led the integration efforts for Field Switched MRAM development. From July 2000 to August 2006, Dr. Aggarwal was a member of Group Technical Staff at Texas Instruments. Dr. Aggarwal received his bachelor’s degree in ceramic engineering from Indian Institute of Technology, Varanasi, and doctorate in materials science and engineering from Cornell University. We believe that Dr. Aggarwal possesses specific attributes that qualify him to serve as a director, including his intimate knowledge of Everspin as its President and Chief Executive Officer, and his knowledge and experience in the technology industry, which enable him to make valuable contributions to our Board of Directors.
Tara Long has served as a member of our Board of Directors since March 2022 and has served as our Lead Independent Director since April 2026. Ms. Long previously served as the Chief Financial Officer of Furtuna Skin from 2021 to 2024. Prior to joining Furtuna in 2021, Ms. Long was a Senior Advisor to Dell Technologies from November 2019 through August 2021. She also served as a Senior Advisor to Smart Global Holdings from August 2021 through November 2021. From March 2018 to September 2019, Ms. Long was the SVP of Strategy & Corporate Development at McAfee. Prior to joining McAfee, Ms. Long was VP of Strategy & Corporate Development at Seagate Technologies where she held various roles from 2006 until 2017. Tara holds an MBA from The University of Maryland and a Bachelor of Arts from Marquette University. The Board believes that Ms. Long brings relevant experience to our Board of Directors as a financial expert, and her experience in all areas related to finance and strategy will be valuable to us as we continue to scale and grow the business.
Glen Hawk has served as a member of our Board of Directors since March 2022. Mr. Hawk was Chief Operating Officer of Lattice Semiconductor Corporation, a semiconductor manufacturing company, from 2015 through 2017, serving as Chief Executive Officer on an interim basis through August 2018. Prior to Mr. Hawk’s tenure at Lattice, he was Vice President and General Manager of the NAND Solutions Group at Micron Technology Incorporated from 2010 to 2014. During his time at Micron, Mr. Hawk directed the activities of 1,200 employees. He drove profitable revenue growth to $3 billion annually through a significant shift toward higher value, more fully integrated solutions, such as solid-state drives for consumer and enterprise applications. Before Micron, Mr. Hawk was Vice President, General Manager of the Embedded Business Group at Numonyx from 2008 until 2010. Prior to Numonyx, Mr. Hawk was at Intel for 22 years in both engineering and business functions, including General Manager of Intel’s Flash Products Group. Mr. Hawk started his career at Monolithic Memories where he spent 3 years developing Programmable Array Logic technologies after earning a bachelor’s degree in Chemical Engineering from the University of California at Berkeley. The Board believes that Mr. Hawk’s significant experience managing businesses and strong technical knowledge in the semiconductor space qualifies him to serve on our Board of Directors.

Douglas Mitchell was appointed to our Board of Directors in February 2024. Mr. Mitchell was Vice President of RAM products at Infineon Technologies LLC from 2020 to 2023 and served as a Member of the Professional Staff from 2016 to 2020. Prior to Infineon, Mr. Mitchell worked with Microelectronics Research Development Corporation and the US Air Force Research Labs developing memory products for space applications from 2011 to 2016. From 2009 to 2010, he was Vice President of Sales & Marketing at Everspin where he led business development for Everspin’s MRAM products shortly after its spin-off from Freescale Semiconductor, Inc. Earlier, he was President & Chief Executive Officer of Simtek Corporation, a publicly traded provider of non-volatile RAM ICs. He was responsible for establishing a cooperative development contract with Cypress Semiconductor Corporation that led to Cypress Semiconductor’s acquisition of Simtek. During his career, Mr. Mitchell has held various executive and management positions focusing on corporate leadership, technology, marketing and business development of micro-controllers, digital signal processors and memories. Since 1997, his principal focus has been on market requirements providing rapid growth opportunities for high performance nonvolatile memory ICs. Mr. Mitchell’s deep understanding of competitive memory products and technologies along with his long experience in application use-cases and Go-to-Market strategies give him unique capabilities in the semiconductor industry. Mr. Mitchell holds an MBA from National University and a Bachelor of Science in Electrical Engineering from the University of Texas at Austin. The Board believes that Mr. Mitchell’s significant experience in corporate leadership, technology, marketing and business development in the semiconductor industry qualifies him to serve on our Board of Directors.
THE BOARD OF DIRECTORS
RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE
We have a set of basic beliefs to guide our actions, including the belief that business should be conducted with the highest standards of ethical behavior. This belief governs our interaction with our customers, suppliers, employees and investors. We are committed to continuously improve our governance process to meet and exceed all regulatory requirements.
Board Composition
The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. Our Board of Directors currently consists of seven directors. The members of our Board of Directors were elected in compliance with the provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation permits our Board of Directors to establish by resolution the authorized number of directors. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until the director’s death, resignation or removal. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors.
Board Independence
Under the listing requirements and rules of The Nasdaq Stock Market LLC (“Nasdaq”), independent directors, as affirmatively determined by our Board of Directors, must compose a majority of our Board of Directors. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors consults with the company’s counsel to ensure that our Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq rules, as in effect from time to time.
In addition, the Nasdaq rules require that each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our Board of Directors, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board of Directors has determined that all members of our Board of Directors, except Dr. Aggarwal, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. Mr. Billerbeck was previously not independent given his position as our former Executive Chairman until November 8, 2022, but he became independent on November 8, 2025. Dr. Aggarwal is not independent given his position as our Chief Executive Officer. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board of Directors also determined that each member of our audit committee, nominating and corporate governance committee and compensation committee is independent under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq.
Board Leadership Structure
Our policy is that the positions of Chief Executive Officer and Lead Independent Director be held by different individuals, except in unusual circumstances as determined by the Board. Ms. Long currently serves as our Lead Independent Director, effective as of April 1, 2026, and Dr. Aggarwal currently serves as our President and Chief Executive Officer. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders and our overall corporate governance. In addition, the Board believes that the presence of a Lead Independent Director reinforces the independence of the Board in its oversight of the business and affairs of the Company. The Board also believes that the current separation of the Chief Executive Officer and Lead Independent Director roles allows the Chief Executive Officer to focus his time and energy on operating and managing Everspin and leverage the experience and perspectives of the Lead Independent Director.
Role of the Board in Risk Oversight
One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the board as a whole, as well as through various board standing committees that address risks inherent in their respective areas of oversight. In exercising its overall responsibility to oversee the management of our business, the Board of Directors considers risks when reviewing our strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and our public filings with the SEC.
The Board of Directors’ oversight of risk management includes full and open communications with management to review the adequacy and functionality of our risk management processes. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:
•The audit committee assists the Board of Directors in its oversight of the integrity of our financial reporting, compliance with applicable legal and regulatory requirements and oversees our internal controls and compliance activities. The audit committee discusses our major financial risk exposures and certain contingent liabilities and the steps we have undertaken to monitor and control such exposures. It also meets privately with representatives from the independent registered public accounting firm;
•The compensation committee assists the Board of Directors in its oversight of risks relating to our assessment of our compensation policies and practices; and
•The nominating and corporate governance assists the Board of Directors in its oversight of risks relating to director and management succession planning, corporate governance and overall effectiveness of the board.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.everspin.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.
Corporate Governance Guidelines
The Board of Directors documented the governance practices followed by the company by adopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the company’s business operations as needed and to make decisions that are independent of the company’s management. The guidelines are also intended to align the interests of directors and management with those of the company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer’s performance evaluation and succession planning, and Board and committees compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.everspin.com.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading.

Restrictions on Hedging, Short Sales and Pledging
Our insider trading policy prohibits our executive officers, directors, employees or consultants from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock at any time.
Non-Employee Director Stock Ownership Guidelines
In March 2026, our Board of Directors adopted Non-Employee Director Stock Ownership Guidelines stating that non-employee directors must own a certain number of shares of our common stock. The relevant retainer level for calculating the stock ownership level is calculated by dividing (a) two times such non-employee director’s annual cash retainer for service on the Board (not including retainers for serving as members or as chairs of Board committees, or for serving as the Lead Independent Director or Chair of the Board) by (b) the average closing price of our common stock over the preceding calendar year. Non-employee directors are expected to achieve the applicable level of ownership by March 3, 2029; provided that persons who first became (or become) a non-employee director on or after May 21, 2026 are expected to achieve the applicable level of ownership within three years of their becoming a non-employee director.
In March 2026, our Board of Directors adopted stock ownership guidelines applicable to each of our non-employee directors. Pursuant to these guidelines, each non-employee director is expected to own shares of our common stock with a value of at least two times our annual retainer for independent directors for service on our Board of Directors. The guidelines provide that such non-employee director has three years from the later of the adoption of this policy and the time the non-employee director becomes subject to this policy to achieve such non-employee director’s requisite stock ownership.
Stockholder Communications With the Board of Directors
Stockholders wishing to communicate with our Board of Directors may send a written communication addressed to the Secretary at our principal executive offices. The Secretary will promptly forward the communication to the Board of Directors or member to whom it is addressed, as appropriate, unless it is unduly hostile, threatening, illegal or similarly unsuitable. Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The company believes its responsiveness to stockholder communications to the Board of Directors has been excellent.

BOARD COMMITTEES AND MEETINGS
Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board of Directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
During the fiscal year ended December 31, 2025, our Board of Directors held eleven meetings. Our audit committee met four times, our compensation committee met five times, and our nominating and corporate governance committee met four times during 2025. Each of our directors attended at least 75% of the meetings of the Board of Directors and all committees of the board on which such member served (during the periods for which the director served on the Board of Directors and such committees).
Our Board of Directors does not have a formal policy regarding the attendance of directors at the annual meeting of stockholders, but it encourages directors to attend each annual meeting of stockholders. All prior year directors attended the 2025 annual meeting.
Information Regarding Committees of the Board of Directors
Our Board of Directors has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information for 2025 for the Board of Directors and each of its committees:

	Audit	Compensation	Nominating and Corporate Governance
Total number of committee meetings during 2025	4	5	4
Darin G. Billerbeck
Geoffrey Ribar	C	✓
Lawrence G. Finch	✓	✓
Sanjeev Aggarwal, Ph.D.
Tara Long	✓		C
Glen Hawk		C	✓
Douglas Mitchell			✓
_________________________________________________________
CChair
✓Member
_________________________________________________________

Audit Committee
Our audit committee currently consists of Messrs. Finch and Ribar and Ms. Long. The Chair of our audit committee is Mr. Ribar. The Board of Directors has determined that each of Mr. Ribar and Ms. Long is an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the listing standards of Nasdaq. Our Board of Directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each audit committee member’s scope of experience and the nature of their experience in the corporate finance sector. Our Board of Directors has adopted a written audit committee charter that is available to stockholders on the Investor Relations section of our website at www.investor.everspin.com.
The primary purpose of the audit committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our financial statements and critical accounting policies and estimates;
•reviewing the adequacy and effectiveness of our internal controls;
•reviewing our policies on risk assessment and risk management;
•reviewing related-party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
Following the annual meeting, our audit committee is expected to remain unchanged, except that as recommended by our nominating and corporate governance committee and approved by our Board of Directors, Mr. Billerbeck is expected to join our audit committee as a member. Accordingly, following the annual meeting, our audit committee is expected to consist of Messrs. Billerbeck, Finch and Ribar and Ms. Long with Ms. Long continuing to serve as the Chair of our audit committee.
Report of the Audit Committee of the Board of Directors
On behalf of the Board of Directors, the Audit Committee oversees Everspin’s financial reporting process for which management has responsibility. Ernst & Young LLP, our independent registered public accounting firm, was responsible for performing an independent audit of our financial statements and for expressing an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with the management of our company. The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP their independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Geoffrey Ribar (Chair)
Lawrence G. Finch
Tara Long
Compensation Committee
Our compensation committee currently consists of Messrs. Finch, Hawk and Ribar. The Chair of our compensation committee is Mr. Hawk. All members of our compensation committee qualify as non-employee directors under Exchange Act Rule 16b-3. Our Board of Directors has adopted a written compensation committee charter that is available to stockholders on the Investor Relations section of our website at www.investors.everspin.com.
The primary purpose of our compensation committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•reviewing and approving, or recommending that our Board of Directors approve, the terms of compensatory arrangements with our executive officers;
•administering our stock and equity incentive plans;
•selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;
•reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Following the annual meeting and as recommended by our nominating and corporate governance committee and approved by our Board of Directors, Messrs. Finch and Ribar are expected to cease to serve as members of our compensation committee and Messrs. Billerbeck and Mitchell are expected to join our compensation committee as members. Accordingly, following the annual meeting, our compensation committee is expected to consist of Messrs. Billerbeck, Hawk and Mitchell with Mr. Hawk continuing to serve as the Chair of our compensation committee.
Compensation Committee Processes and Procedures
Typically, the compensation committee meets at least five times annually and with greater frequency if necessary. The compensation committee met five times during 2025. The agenda for each meeting is usually developed by the Chair of the compensation committee. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee full access to all our books, records, facilities and personnel. Under the charter, the compensation committee may form, and delegate authority to, subcommittees as appropriate.
In addition, under the charter, the compensation committee has the authority to obtain, at the expense of Everspin, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee takes into consideration factors prescribed by the SEC and Nasdaq that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The compensation committee has direct responsibility for the oversight of the work of such consultants or advisers.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Messrs. Mitchell and Hawk and Ms. Long. The Chair of our nominating and corporate governance committee is Ms. Long. Our Board of Directors has adopted a written nominating and corporate governance committee charter that is available to stockholders on the Investor Relations section of our website at www.investors.everspin.com. Specific responsibilities of our nominating and corporate governance committee include:
•identifying, reviewing and evaluating nominees for election to our Board of Directors;
•evaluating the performance of our management and our Board of Directors, including Board committees;
•considering and making recommendations to our Board of Directors regarding the chairmanship and membership of the committees of the Board of Directors;
•considering instituting a plan or program for the continuing education of directors;
•developing a set of corporate governance principles and periodically reviewing and assessing these corporate governance principles;
•overseeing and reviewing the processes and procedures used by Everspin to provide information to the Board and its committees;
•reviewing management succession plans; and
•reviewing, discussing and assessing its own performance at least annually, and periodically reviewing and assessing the adequacy of its charter.
Following the annual meeting and as recommended by our nominating and corporate governance committee and approved by our Board of Directors, Ms. Long is expected to cease to serve as a member of our nominating and corporate governance committee and Mr. Ribar is expected to join our nominating and corporate governance committee as a member. Accordingly, following the annual meeting, our nominating and corporate governance committee is expected to consist of Messrs. Hawk, Mitchell and Ribar with Mr. Mitchell serving as the Chair of our nominating and corporate governance committee.
Nomination Process
Our nominating and corporate governance committee is responsible for identifying, recruiting, evaluating and recommending to our Board of Directors nominees for membership on the Board of Directors and committees of our Board of Directors. The goal of this process is to maintain and further develop a highly qualified Board of Directors consisting of members with experience and expertise in areas of importance to our company. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.
The nominating and corporate governance committee recommends to our Board of Directors for selection all nominees to be proposed by our Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by our Board of Directors for election at each annual or special meeting of stockholders, and recommends all director nominees to be appointed by our Board of Directors to fill director vacancies.

Our Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on our Board of Directors that may occur between annual meetings of stockholders.
Evaluation of Director Candidates
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having strong personal integrity and ethics. In its evaluation of director candidates, the nominating and corporate governance committee also considers a candidate’s skills, characteristics and experience, taking into account a variety of factors, including the candidate’s:
•understanding of our business, industry and technology;
•history with our company;
•personal and professional integrity;
•general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company;
•ability and willingness to devote the time and effort necessary to be an effective director;
•commitment to acting in the best interest of our company and its stockholders; and
•educational and professional background.
However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. The nominating and corporate governance committee will also consider, among other things, the current size and composition of the Board of Directors, the needs of the Board of Directors and its committees, the potential independence of director candidates under relevant Nasdaq and SEC rules, the operating requirements of the company and the long-term interests of stockholders.
In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis.
Although the Board of Directors does not maintain a specific policy with respect to board diversity, the nominating and corporate governance committee considers each candidate in the context of the membership of the board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board of Directors reflecting differences in professional background, education, skill and other individual qualities and attributes. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints to the extent it deems appropriate.
The nominating and corporate governance committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
Stockholder Recommendations for Nomination to the Board of Directors
The nominating and corporate governance committee will consider properly-submitted stockholder recommendations for candidates for our Board. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including with respect to the criteria described above, based on whether or not the candidate was recommended by a stockholder.

Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be in writing and delivered to Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226. Submissions must include the following information:
•full name and address of the proposed nominee;
•the number and class of our shares beneficially owned, directly or indirectly, by the proposed nominee;
•all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;
•the consent of the nominee to be named in the proxy statement and consent to serve as a director if elected; and
•a description of all material relationships, including (i) compensation and other material monetary agreements, arrangements and understandings during the past three years, between the proposed nominee and the stockholder making the proposal and (ii) any relationship between the proposing stockholder and the proposed nominee that would be required to be disclosed under the SEC’s related party transactions disclosure rules if the proposing stockholder were a “registrant” under those rules.
In addition, any stockholder wishing to recommend a nominee to our Board of Directors will be required to complete a questionnaire regarding the proposed nominee, providing information regarding any arrangement or agreement with respect to such nominee’s voting while a member of our Board of Directors and information regarding equity ownership of the company (including derivative ownership) by the proposing stockholder and the proposed nominee. See “Questions and Answers About These Proxy Materials And Voting - When are stockholder proposals and director nominations due for the next annual meeting?” for additional information.

COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS
For the year ended December 31, 2025, (i) all of our non-employee directors receive an annual retainer of $55,000; (ii) the lead board member receives an additional retainer of $20,000; (iii) the chair of the audit committee receives an additional annual retainer of $15,000; (iv) the chair of the compensation committee receives an additional retainer of $10,000; and (v) the chair of the nominating and governance committee receives an additional retainer of $7,500. Such amounts were paid in cash in equal quarterly installments for each quarter that was served by each non-employee director. Other than the annual retainers, non-employee directors did not receive any cash fees in connection with their service on our Board of Directors in 2025.
Each non-employee director may also receive additional annual stock option grants or restricted stock units (“RSUs”) award grants as approved by the Compensation Committee at each annual stockholders’ meeting. Each RSU entitles the director to receive one share of our common stock upon vesting.
We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses in connection with attending Board of Directors and committee meetings.
Non-Employee Director Compensation
The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash		Stock Awards(1)(2)		Total
Darin G. Billerbeck	$75,000		$124,999		$199,999
Lawrence G. Finch	55,000	(3)	124,999	(3)	179,999
Geoffrey Ribar	70,000		124,999		194,999
Glen Hawk	65,000		124,999		189,999
Tara Long	62,500		124,999		187,499
Douglas Mitchell	55,000		-	(2)	55,000
________________________________________________________
(1)The amounts in this column reflect the aggregate grant date fair value of each stock award granted during the fiscal year 2025 computed in accordance with FASB ASC Topic 718. The valuation assumptions used in the calculation of the grant date fair value of the restricted stock units are set forth in Note 7, “Stock-Based Compensation” to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(2)Each non-employee director received the annual equity grant in 2025, with the exception of Mr. Mitchell, who received an equity grant with a value of $250,000 in 2023 that vests over two annual periods.
(3)Mr. Finch received 100% of the annual cash retainer in the form of RSUs to acquire 8,582 shares of our common stock, vesting immediately upon grant.

________________________________________________________

As of December 31, 2025, each of the above directors held options to purchase, and unvested RSUs to acquire, shares of our common stock as follows:

Name	Options Awards	RSU Awards
Darin G. Billerbeck	30,000	8,469
Lawrence G. Finch	24,000	8,469
Geoffrey Ribar	—	8,469
Glen Hawk	—	8,469
Tara Long	—	8,469
Douglas Mitchell	—	14,124

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed us to submit the selection of this firm for ratification by the stockholders at the annual meeting. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” PROPOSAL 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following tables set forth the aggregate fees for professional services rendered by our principal accountants, Ernst & Young LLP (in thousands):

	Fiscal Years Ended December 31,
Fees	2025	2024
Audit(1)	$840	$865
Audit-Related	—	—
Tax	—	—
All Other(2)	$—	$4
Total	$840	$869
_________________________________________________________
(1)The Audit fees consist of professional services in connection with the audit of our annual financial statements, including review of our quarterly financial statements presented in our Quarterly Reports on Form 10-Q and review of audited financial statements presented in our Annual Report on Form 10-K, irrespective of the period in which the related services were rendered or billed. This category also includes technical advice on various accounting matters related to the financial statements and services rendered in connection with our securities offerings.
(2)Other fees consist of our subscription fee for use of Ernst & Young LLP’s accounting research tool.
Pre-Approval Policies and Procedures
Our audit committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm, Ernst & Young LLP. The audit committee was established in April 2016 and pre-approved all services in connection with our initial public offering and thereafter. Under the policy, the audit committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before an engagement.
The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS
Under Section 14A of the Exchange Act, our stockholders are entitled to a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. As discussed in more detail in the section entitled “Executive Compensation” in this proxy statement, we have designed our executive compensation program to reward commitment and performance and that is responsive to the needs of our named executive officers and employees. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.
The Board endorses our executive compensation program and recommends that the stockholders vote in favor of the following resolution:
RESOLVED, that the compensation paid to Everspin’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.
Because your vote is advisory, it will not be binding upon us, the Board or our compensation committee. However, we value our stockholders’ opinions, and the Board and our compensation committee will consider the outcome of this proposal when determining future executive compensation arrangements. The Board and our compensation committee considered the results of the last advisory vote in determining compensation policies and decisions.
Our Board has approved a policy of having an advisory say-on-pay vote each year and, accordingly, the next say-on-pay vote will be at our annual meeting of stockholders in 2027.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF EVERSPIN TECHNOLOGIES, INC. AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN
The Everspin Technologies, Inc. 2016 Equity Incentive Plan was approved by our Board of Directors on April 25, 2016 and was approved by our stockholders on September 20, 2016. On April 6, 2018, our Board of Directors approved the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, which was approved by our stockholders at our 2018 annual meeting of stockholders. On March 26, 2021, our Board of Directors approved an amendment to the 2016 Plan, which was approved by our stockholders at our 2021 annual meeting of stockholders (as amended and/or restated, the “2016 Plan”). On March 3, 2026, our Compensation Committee approved the Amended and Restated 2016 Equity Incentive Plan, subject to stockholder approval, to (among other things) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,800,000 shares. We refer to the Amended and Restated 2016 Equity Incentive Plan, as amended and restated on March 3, 2026, as the “Amended 2016 Plan” throughout this Proposal 4. References in this proposal to our Board of Directors include the Compensation Committee of the Board of Directors, where applicable.
A description of the material terms of the Amended 2016 Plan are summarized below. The key differences between the terms of the 2016 Plan and the Amended 2016 Plan are as follows:
• The Amended 2016 Plan provides that an additional 1,800,000 shares may be issued pursuant to stock awards granted under the Amended 2016 Plan.
• The Amended 2016 Plan provides that the aggregate maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the Amended 2016 Plan is a number of shares equal to three multiplied by the aggregate number of shares reserved for issuance under the Amended 2016 Plan.
• The Amended 2016 Plan explicitly prohibits (i) the reduction of the exercise or strike price of outstanding stock options or stock appreciation rights and (ii) the cancellation of underwater stock options or stock appreciation rights in exchange for cash or other stock awards under the Amended 2016 Plan, without the prior approval of the stockholders.
As of February 27, 2026, only 939,182 shares remained available for grant under the 2016 Plan and, assuming the current usage rate, we expect these remaining shares will be depleted within 12 months. In order to continue to have an appropriate supply of shares available for grant under the 2016 Plan, on March 3, 2026, the Board adopted, subject to shareholder approval, an amendment and restatement of the 2016 Plan that would increase the total number of shares of common stock reserved and available for grant by 1,800,000 shares. If shareholder approval is obtained, the Amended 2016 Plan will be effective as of the date of the 2026 annual meeting of stockholders.
After carefully forecasting our anticipated growth, hiring plans and retention needs and considering our historical grant and forfeitures rates, we anticipate that the 1,800,000 additional shares we seek to add to the 2016 Plan through this Proposal 4, combined with the 939,182 shares currently available for grant under the 2016 Plan as of February 27, 2026 and the shares that have been added to the 2016 Plan pursuant to the evergreen provisions of the 2016 Plan (described below), will be sufficient to attract and retain employees for at least the next few years. However, a change in business conditions or our strategy could alter this projection.
Our Compensation Committee reviewed the volume of equity awards granted during 2025 and the resulting burn rate. The Compensation Committee believes that our 2025 burn rate is reasonable and demonstrates our commitment to sound equity compensation grant practices.
As of February 27, 2026, options to purchase 1,346,622 shares with a weighted average exercise price of $6.18 and a weighted average remaining term of 4.7 years, and full value awards covering 1,129,800 shares, were outstanding under all of our equity plans. The 2,476,422 shares subject to outstanding awards (commonly referred to as the “overhang”) represent approximately 11% of our outstanding shares as of February 27, 2026. Our total overhang of 5,215,604 as of February 27, 2026, which includes the 1,800,000 additional shares we seek to add to the 2016 Plan through this Proposal 4 and the 939,182 shares that remain available for grant under the 2016 Plan, is 23%. We believe the increase we are requesting would not result in excessive overhang for our stockholders.

Based on the closing price of our stock on the Nasdaq Global Market as of February 27, 2026, of $10.80 per share, the aggregate market value as of that date of the additional 1,800,000 shares of common stock proposed under this Proposal 4 was $19,440,000.
Description of the Amended 2016 Plan
The following is a summary of the material terms of the Amended 2016 Plan. This summary is qualified by reference to the full text of the Amended 2016 Plan, a copy of which is attached to this proxy statement as Appendix A. The following description of the Amended 2016 Plan does not purport to be a complete description of the Amended 2016 Plan. Capitalized terms used in the summary below but not defined therein have the meanings given to such terms in the Amended 2016 Plan.
Background and Purpose
The Amended 2016 Plan permits the grant of stock options, RSU awards, restricted stock awards, performance awards and other awards (each individually, an “Award”). The Amended 2016 Plan is intended to attract and retain the best available personnel for positions of substantial responsibility, including (1) employees of Everspin and any parent or subsidiary, (2) consultants who provide services to Everspin and any parent or subsidiary, and (3) directors of Everspin.
Administration
The Compensation Committee of the Board of Directors will administer the Amended 2016 Plan. The Committee consists of two or more directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. Notwithstanding the foregoing, the Board of Directors may itself administer the Amended 2016 Plan or one or more committees may be appointed to administer the Amended 2016 Plan with respect to different groups of service providers. The Board of Directors, the compensation committee or other committee administering the Amended 2016 Plan is referred to herein as the “Administrator.”
Subject to the terms of the Amended 2016 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Amended 2016 Plan and outstanding Awards.
No Repricing; Prohibition on Cancellation and Re-Grant of Awards
Under the Amended 2016 Plan, the Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Shares Available for Awards
Subject to adjustments for certain changes in our capitalization, the maximum number of shares of our common stock (“Shares”) that may be issued pursuant to Awards under the Amended 2016 Plan will not exceed 9,126,240 Shares, which is the sum of: (i) 500,000 Shares initially reserved for issuance under the 2016 Plan, (ii) 5,576,240 Shares added pursuant to an annual “evergreen” provision that occurred on January 1 of each year, beginning January 1, 2017 and ending on January 1, 2026, (iii) 700,000 Shares approved by our stockholders in 2018, (iv) 550,000 Shares approved by our stockholders in 2021, and (v) 1,800,000 Shares subject to approval by our stockholders at the 2026 annual meeting of stockholders.
If an Award is cancelled, expires, or is forfeited or repurchased by Everspin for any reason without having been fully exercised or vested, the unvested, cancelled, forfeited or repurchased Shares subject to such Award generally will be returned to the available pool of Shares authorized for issuance under the Amended 2016 Plan.
The maximum number of Shares subject to Awards granted under the Amended 2016 Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by Everspin to such non-employee director during such calendar year for service on the Board, will not exceed $3,000,000 in total value, or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $5,000,000.

Eligibility to Receive Awards
The Administrator selects the employees, consultants, and directors who will be granted Awards under the Amended 2016 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants. As of February 27, 2026, Everspin had 87 employees, 19 consultants and 6 directors who are eligible to receive Awards.
Stock Options
Stock options may be granted under the Amended 2016 Plan pursuant to stock option agreements. Under the Amended 2016 Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not Everspin, to more favorable tax treatment than nonstatutory stock options). The Administrator will determine the number of Shares covered by each option. Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of Shares that may be issued pursuant to the exercise of incentive stock options under the Amended 2016 Plan is a number of shares equal to three multiplied by the aggregate number of shares reserved for issuance under the Amended 2016 Plan.
The exercise price of the Shares subject to each option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. In addition, the exercise price of an incentive stock option must be at least 110% of the fair market value of our common stock on the grant date if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Everspin or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000.
Options issued under the Amended 2016 Plan become exercisable at the times and on the terms established by the Administrator. The Administrator also establishes the time at which options expire, but the expiration of an incentive stock option may not be later than ten years after the grant date (such term to be limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Everspin or any of parent or subsidiary of Everspin). The exercise price of each option must be paid in full at the time of exercise. The exercise price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, surrender of Shares that have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the option is being exercised, or consideration received pursuant to a cashless exercise program.
If a participant’s service relationship with us terminates for any reason (excluding death or disability), then the participant may exercise the option within a period of time as determined by the Administrator and specified in the award agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award). In the absence of a specified time set forth in the award agreement, the option will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the option within a period of time as determined by the Administrator and specified in the award agreement to the extent the Award was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such Award). In the absence of a specified time in the award agreement, the option will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.
Stock Appreciation Rights
Stock appreciation rights may be granted under the Amended 2016 Plan pursuant to stock appreciation right agreements. The Administrator sets the strike price which cannot be less than 100% of the fair market value of our common stock on the date of grant. Everspin’s obligation arising upon the exercise of a stock appreciation right may be paid in Shares or in cash, or any combination thereof, as the Administrator may determine. The Administrator determines the terms of stock appreciation rights. A stock appreciation right will be exercisable, in whole or in part, at such time as the Administrator will specify in the award agreement, but will expire no later than ten (10) years after the date of grant.
If a participant’s service relationship with us terminates for any reason (excluding death or disability), then the participant may exercise the stock appreciation right within a period of time as determined by the Administrator and specified in the award agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award). In the absence of a specified time set forth in the award agreement, the stock appreciation right will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the stock appreciation right within a period of time as determined by the Administrator and specified in the award agreement to the extent the Award was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such Award). In the absence of a specified time in the award agreement, the stock appreciation right will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.
Restricted Stock Awards
Restricted stock awards may be granted under the Amended 2016 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Administrator. Restricted stock awards vest in accordance with the terms and conditions established by the Administrator. The Administrator may set vesting criteria based upon the achievement of company-wide, departmental, business unit or individual goals, which may include continued employment or service, applicable federal or state securities laws or any other basis determined by the Administrator. The Administrator will determine the number of Shares subject to a restricted stock award granted to any employee, consultant or director.
Unless the Administrator determines otherwise, Shares subject to a restricted stock award will be held by Everspin as escrow agent until any restrictions on the Shares have lapsed. The Administrator may accelerate the time at which any restriction may lapse or be removed. If a participant’s continuous service terminates, any Shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
RSU Awards
RSU awards may be granted under the Amended 2016 Plan pursuant to RSU award agreements. At the time of grant of an RSU award, the Administrator will determine the consideration, if any, to be paid upon delivery of each share of common stock subject to the RSU award. The Administrator determines the number of Shares subject to an RSU Award granted to any employee, consultant or director.
RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Administrator. In determining whether to grant an RSU Award, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. The Administrator may set vesting criteria based upon the achievement of company-wide, departmental, business unit or individual goals, which may include continued employment or service, applicable federal or state securities laws or any other basis determined by the Administrator. Upon satisfying the applicable vesting criteria, the participant shall be entitled to the payout specified in the award agreement. Notwithstanding the foregoing, at any time after the grant of RSU awards, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. An RSU award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration determined by the Administrator and set forth in the award agreement. Shares represented by an RSU award that are fully paid in cash will again be available for grant under the Amended 2016 Plan. Except as otherwise provided in a participant’s award agreement or other written agreement with us or one of our affiliates, Shares subject to an RSU award that have not vested will be forfeited upon the participant’s termination of continuous service.
Performance Stock Awards
Performance stock awards are Awards that will result in a payment to a participant only if performance objectives established by the Administrator are achieved or the Awards otherwise vest. The Administrator may set vesting criteria based upon the achievement of company-wide, departmental, business unit or individual goals, which may include continued employment or service, applicable federal or state securities laws or any other basis determined by the Administrator.
Performance stock awards have an initial value equal to the fair market value of a share on the date of grant. Performance stock awards may be granted to employees, consultants or directors at any time as shall be determined by the Administrator in its sole discretion. Subject to the terms of the Amended 2016 Plan, the Administrator will have complete discretion to determine the number of Shares subject to a performance stock award and the conditions that must be satisfied, which conditions typically will be based principally or solely on achievement of performance milestones but may include a service-based component. Subject to the terms of the Amended 2016 Plan, the Administrator will determine the number of performance stock awards granted to a service.

On the date set forth in the award agreement, all unearned or unvested performance stock awards will be forfeited to Everspin.
Other Stock Awards
Other forms of Awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the Amended 2016 Plan. Subject to the terms of the Amended 2016 Plan, the Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of Shares to be granted, and all other terms and conditions of such other stock awards.
Clawback/Recovery.
All Awards granted under the Amended 2016 Plan will be subject to recoupment in accordance with any clawback policy that Everspin is required to adopt pursuant to the listing standards of any national securities exchange or association on which Everspin’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.
Changes to Capital Structure
In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2016 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions
In the event of a Corporate Transaction, each outstanding award will be treated as the Administrator determines unless otherwise provided in an award agreement or other written agreement between us and the award holder. The Administrator may (1) arrange for the assumption, continuation or substitution of a stock award by a successor corporation; (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation; (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction; (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us; (5) cancel or arrange for the cancellation of the stock award prior to the transaction and pay and pay such cash payment, or no consideration, determined by the board; or (6) make a payment, in the form determined by the board, equal to the excess, if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise. The Administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.
In the event of a Change in Control, Awards granted under the Amended 2016 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.
Transferability
A participant may not transfer stock awards under the Amended 2016 Plan other than by will, the laws of descent and distribution or as otherwise provided under the Amended 2016 Plan.
Amendment or Termination
Our board of directors has the authority to amend, suspend, or terminate the Amended 2016 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No incentive stock options may be granted after the tenth anniversary of the original adoption date. No stock awards may be granted under the Amended 2016 Plan while it is suspended or after it is terminated.

Federal Tax Aspects
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2016 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2016 Plan. The Amended 2016 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Everspin’s ability to realize the benefit of any tax deductions described below depends on Everspin’s generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of Everspin’s tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The Amended 2016 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received upon exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an incentive stock option exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired upon exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Restricted Stock and Performance Stock Awards
Generally, the recipient of a restricted stock award or performance stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of stock acquired from a restricted stock award or performance stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award or performance stock award.
RSU Awards
Generally, the recipient of an RSU award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to an RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the an RSU award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of stock acquired from an RSU award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.
Section 280G and Parachute Payments
Acceleration of vesting or payment of Awards under the Amended 2016 Plan in the event of a change of control may cause part or all of the amount involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code. Such treatment may subject the participant to a 20% excise tax and preclude deduction of such amounts by Everspin.
Section 409A and Deferred Compensation
Under Section 409A of the Internal Revenue Code, certain Awards granted under the Amended 2016 Plan may be treated as nonqualified deferred compensation. Section 409A of the Internal Revenue Code imposes on persons with nonqualified deferred compensation that does not meet the requirements of Section 409A of the Code (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax.

Tax Effect for the Company
Under Section 162(m) of the Code, or Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2016 Plan will be subject to the deduction limit under Section 162(m) and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act.
Also as discussed above, certain amounts paid in connection with a change of control could be treated as an “excess parachute payment” and preclude Everspin from taking a tax deduction for such amounts.
New Plan Benefits
All Awards under the 2016 Plan are made at the discretion of the Administrator. Therefore, the benefits and amounts that will be received or allocated under the Amended 2016 Plan, are not determinable at this time.
Equity Incentive Plan Benefits
The following table shows, for each of the Named Executive Officers (as defined in this proxy statement) and the various groups indicated, the number shares of Everspin common stock subject to awards that have been granted (even if not currently outstanding) under the 2016 Plan since its approval by the stockholders in 2016 and through February 27, 2026.

Name and position	Number of shares subject to grant (#)
Sanjeev Aggarwal, Ph.D., President and Chief Executive Officer	1,053,597
William Cooper, Chief Financial Officer	100,000
Sean Dougherty, Vice President of Sales	80,000
All Current Executive Officers as a Group	1,233,597
All Current Non-Executive Directors as a Group	863,324
All Employees as a Group (including all current non-executive officers)	3,227,196
Nominees for Director:
Darin G. Billerbeck	291,037
Geoffrey Ribar	177,407
Lawrence G. Finch	190,404
Sanjeev Aggarwal, Ph.D.	1,053,597
Tara Long	88,114
Douglas Mitchell	28,248
Glen Hawk	88,114
Each Associate of any Director, Executive Officer or Director Nominee	—
Each Other Current 5% Holder or Future 5% Recipient	—

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

MANAGEMENT
The following table shows information for our current executive officers as of the date of this proxy statement.

Name	Age	Position(s)
Sanjeev Aggarwal, Ph.D.	58	President, Chief Executive Officer and Director
William Cooper	60	Chief Financial Officer
Sean Dougherty	59	Vice President of Sales
Executive Officers
For the biography of Dr. Aggarwal see “Proposal 1: Election of Directors” above.
William Cooper was employed as our Chief Financial Officer on January 6, 2025. Mr. Cooper is a certified public accountant and joins the Company from Advanced Micro Devices, Inc. (“AMD”) where he held various executive finance positions from March 2017 to December 2024. Most recently, from January 2024 to December 2024, Mr. Cooper served as Director of Financial Planning and Analysis leading the annual and quarterly planning and budgeting process globally for AMD as well as supporting external reporting and reporting to the board of directors. From March 2017 to January 2024, Mr. Cooper’s previous AMD roles included Director of Finance, with global responsibility for inventory reporting and Sarbanes-Oxley Act compliance, and finance support for supply chain, global operations, and inventory management. Mr. Cooper was also global lead for integration of Xilinx, Inc.’s manufacturing costs and inventory after its acquisition by AMD. From January 2015 to June 2016, Mr. Cooper served as Chief Financial Officer for the Data Division of Volex plc, a maker of data cables used in Networking and Data Centers, as well as in high end medical equipment such as MRI machines. From December 2004 to January 2015, Mr. Cooper held various executive and managerial finance positions with AMD including leading Financial Planning and Analysis, Operations Finance directly supporting the spin-off of AMD’s manufacturing facilities to Global Foundries, Controller of the Europe, Middle East and Africa regions for Sales finance based in Milan, Italy, and Mobile Client division Chief Financial Officer. Prior to AMD, Mr. Cooper spent a decade working in various finance management positions in the medical device industry as well as over five years in the public accounting sector with PricewaterhouseCoopers LLP. Mr. Cooper earned his Bachelor of Business Administration degree in Accounting at the University of Texas at Austin.
Sean Dougherty joined Everspin on August 4, 2025, to drive all revenue generating activities related to product sales, foundry services, and partnerships. Sean leads a worldwide sales and application engineering team tasked with designing next-generation MRAM devices into some of the world's most demanding companies. Prior to joining Everspin Sean held various leadership positions at Intel where he joined via the acquisition of Altera in 2015. Most recently Sean led the Altera Worldwide Technical Customer Enablement organization in Altera Sales, this comprised all the technical sellers and support organizations globally. As Altera was positioned to spin out of Intel, Sean as the Chief Revenue Officer led the global Sales, FAE, Business Management organizations, and was responsible for all revenue generating functions of the Altera division inside of Intel. Sean joined Altera in 2005 as a product FAE and grew through the organization to lead the WW FAE organization. Prior to Altera Sean was an engineering leader at several companies in communications. He was designing and leading teams of ASIC, FPGA, and system engineers in the development of commercial products for high volume production. Sean earned his Bachelor of Science in Computer Engineering at Wentworth Institute of Technology in Boston.

EXECUTIVE COMPENSATION
In reviewing this section, please note that we are a “smaller reporting company” as defined in the Exchange Act and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402(b) of Regulation S-K. The disclosure in this section is intended to supplement the SEC-required disclosure and it is not a Compensation Discussion and Analysis.
Summary Compensation Table
The following table provides certain information concerning the compensation earned by the person who served as our principal executive officer during 2025; our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2025 (the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Sanjeev Aggarwal, Ph.D.	2025	$450,000	$—	$1,584,000	$551,454	$930	$2,586,384
President and Chief Executive Officer	2024	$450,000	$—	$2,280,000	$291,679	$910	$3,022,589
William Cooper (4)
Chief Financial Officer	2025	$295,069	$45,000	$576,000	$273,142	$853	$1,190,064
Sean Dougherty (5)
Vice President of Sales	2025	$107,452	$20,000	$476,800	$66,751	$310	$671,313
_________________________________________
(1)These amounts represent sign-on bonuses paid to Messrs. Cooper and Dougherty in connection with the commencement of their respective employment.
(2)The amounts represent the aggregate grant date fair value of the equity awards granted during 2025 and 2024, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in the calculation of the grant date fair value of the restricted stock units are set forth in Note 7, “Stock-Based Compensation” to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(3)These amounts relate to the annual target bonus payment at a multiplier approved by the Board based on company performance along with a company-wide profit-sharing cash payment of $2,454 in 2025 and $1,429 in 2024.
(4)Mr. Cooper commenced employment as our Chief Financial Officer effective January 6, 2025.
(5)Mr. Dougherty commenced employment as our Vice President of Sales effective August 4, 2025.
Objectives and Philosophy of Our Executive Compensation Program
We recognize that our ability to excel as a company depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our Named Executive Officers and employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our Named Executive Officers and employees.
Compensation Committee Processes and Role in Determining Executive Compensation
The compensation committee of our Board of Directors is tasked with, among other things, setting compensation for our executive officers, including the Named Executive Officers identified above, evaluating and recommending compensation plans and programs to our Board of Directors and awards under those plans, and administering our incentive and equity-based compensation plans. Various members of management and other employees as well as outside advisors or consultants are invited from time to time by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in meetings. Members of our executive management team advise and inform the compensation committee regarding potential company-wide and individual performance objectives with respect to incentive compensation plans and provide evaluations of the achievements of employees under their respective supervision.
The compensation committee determined compensation amounts based on individual and corporate performance, and market data.

Components of Our Executive Compensation Program
The individual components of our executive compensation program consist primarily of: (a) base salary, (b) annual, performance-based bonuses, (c) long-term equity incentives and (d) retirement savings opportunities and various other employee benefits. In addition, we provide protection for post-termination benefits in certain instances. We determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market in which we compete for talent, the unique skills and experience of our Named Executive Officers, the length of service of our Named Executive Officers, our overall performance and other considerations we deem relevant. We expect our compensation committee to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal equity and consistency between Named Executive Officers with similar levels of responsibility.
Each of the individual components of our Named Executive Officers’ compensation is discussed in more detail below. We do not currently have any specific policies for allocating compensation between short- and long-term compensation or cash and non-cash compensation, although our strategy is to tie a greater percentage of total compensation to stockholder returns through the use of equity incentives. While we have identified particular compensation objectives that each component of our Named Executive Officers’ compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above.
Base Salary
Base salaries for our Named Executive Officers are determined by members of our compensation committee and other members of our Board of Directors based on their experience and review of industry surveys. Salaries are reviewed by our compensation committee on a periodic basis and may be adjusted from time-to-time. The 2025 annual base salaries for our Named Executive Officers were established at $450,000 for Dr. Aggarwal, $300,000 for Mr. Cooper, and $265,000 for Mr. Dougherty.
Annual Performance-Based Bonuses
Annual performance-based bonuses for our Named Executive Officers are designed to align their interests with the interests of our stockholders. At the beginning of each year, the Board of Directors in consultation with the Chief Executive Officer (other than with respect to the Chief Executive Officer) establishes corporate objectives that it believes are the most significant goals for the company in the upcoming year that are critical to the success of the company in the short and long-term. We do not disclose the specific goals as they contain competitively sensitive information. The amount payable to each Named Executive Officer was based on the attainment of pre-established corporate performance goals, which is subject to the discretion of the compensation committee, and the full Board of Directors in the case of our Chief Executive Officer. The performance awards actually paid are set forth in the Summary Compensation Table above under “Non-Equity Incentive Plan Compensation.”
For 2025, the compensation committee approved the Everspin Technologies, Inc. 2025 Executive Bonus Goals against which executive officers’ target bonuses would be assessed for determining executive officers’ actual bonuses for 2025 performance. The bonus goals comprised six different categories, two of which were financial goals and four of which were technology development goals. Actual 2025 bonuses for each executive officer were determined based upon percentage achievement of the established bonus goals multiplied by the executive officer’s target bonus. Dr. Aggarwal’s target bonus was 100% of base annual salary, Mr. Cooper, target bonus was 75% of base annual salary, and Mr. Dougherty’s target bonus was 50% of base annual salary.
Long-Term Equity Incentives
We believe that the achievement of our business and financial objectives should be reflected in the value of our equity, thereby increasing stockholder value. To that end, our Named Executive Officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our shares. We believe that granting our Named Executive Officers stock options provides a meaningful incentive to achieve increases in the value of our stock price over time, as they will be able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, we believe that granting RSUs subject to vesting conditions provides a meaningful incentive to achieve increases in the value of our stock price over time, as they will be able to profit from the increase in the value of the shares underlying the RSU and because, as vesting is based on continued employment, our RSUs also encourage the retention of our Named Executive Officers through the vesting period of the RSUs. In determining the size and vehicle (options vs. RSUs vs. other award type) of the long-term equity incentives to be awarded to our Named Executive Officers, the compensation committee takes into account a number of factors, such as job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to the company and the size of prior equity grants.
During 2025, the compensation committee granted the following long-term incentive awards to our Named Executive Officers:

Name	RSUs Awarded (#)
Sanjeev Aggarwal, Ph.D.	275,000
William Cooper	100,000
Sean Dougherty	80,000
The RSU awards granted to Dr. Aggarwal vest in sixteen equal quarterly installments over four years with a vesting commencement date of January 1, 2025. The RSU awards granted to Mr. Cooper vest in four equal annual installments over four years with a vesting commencement date of January 6, 2025. The RSU awards granted to Mr. Dougherty vest in four equal annual installments over four years with a vesting commencement date of October 1, 2025.
2025 Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2025:

						Stock Awards
	Option Awards Number of Securities Underlying Unexercised					Number of Shares or Units of Stock That Have Not Yet Vested (#)		Market Value of Shares or Units of Stock That Have Not Yet Vested (#)(1)
Name	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Sanjeev Aggarwal, Ph.D.	109,666	2,334	(2)	$8.17	3/14/2032
	50,000	—		$5.62	8/7/2031
	6,250	—		$6.35	2/11/2029
	834	—		$9.12	3/13/2028
						337,888	(3)	$3,135,601
William Cooper	—	—		$—	—
						100,000	(4)	$928,000
Sean Dougherty	—	—		$—	—
						80,000	(5)	$742,400
(1)For the purpose of determining market value, we assumed a stock price of $9.28, the closing sale price per share of our common stock on December 31, 2025, the last business day of our last fiscal year.
(2)Represents a stock option award to purchase 112,000 shares of common stock granted on March 14, 2022, of which 25% vested on January 1, 2023, and the remainder vests in equal increments on a monthly basis thereafter through January 1, 2026.
(3)Represents (i) an RSU award granted on March 14, 2022 of which the remaining 15,500 RSUs will vest on January 1, 2026; (ii) an RSU award granted on May 10, 2022 of which the remaining 6,450 RSUs will vest on January 1, 2026; (iii) an RSU award granted on February 27, 2024 of which 92,500 RSUs will vest in quarterly installments through January 1, 2028; and (iv) an RSU award granted on February 24, 2025 of which the remaining 223,438 RSUs will vest in quarterly installments through January 1, 2029.
(4)Represents an RSU award granted on February 24, 2025, which vests in four equal annual installments over four years with a vesting commencement date of January 6, 2025.
(5)Represents an RSU award granted on August 5, 2025, which vests in four equal annual installments over four years with a vesting commencement date of October 1, 2025.

Employee Benefits
We provide standard employee benefits to our full- and part-time employees, including our Named Executive Officers, in the United States (in the case of part-time, those that work 30 or more hours per week), including health, disability and life insurance and a 401(k) plan as a means of attracting and retaining our executives and employees.
Pension Benefits
We do not maintain any defined benefit pension plans.
Non-qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans.
Executive Employment/Severance Agreements
We have entered into employment agreements with each of our Named Executive Officers in connection with their employment. The agreements generally provide for at-will employment and set forth the Named Executive Officer’s initial base salary, initial equity grant amount and eligibility for employee benefits. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement.
Sanjeev Aggarwal, Ph.D.
On July 19, 2021, we entered into an Executive Employment Agreement with Dr. Aggarwal, effective as April 3, 2021 (the “Aggarwal Agreement”). Pursuant to the terms of the Aggarwal Agreement, Dr. Aggarwal was initially eligible to receive a base salary of $276,000 per year, subject to review and adjustment from time to time. Additionally, Dr. Aggarwal was eligible for an annual discretionary bonus of up to 50% of his base salary, as determined by the Board in its sole discretion based upon our and Dr. Aggarwal’s achievement of objectives and milestones to be determined on an annual basis by the Board in consultation with Dr. Aggarwal.
In the event the company terminates Dr. Aggarwal’s employment without Cause (as defined in the Aggarwal Agreement) or he resigns for Good Reason (as defined in the Aggarwal Agreement), then Dr. Aggarwal will be entitled to the following severance benefits: (a) continuation payments over a 12 month severance period of his base salary; (b) continued coverage under COBRA with the company paying the premiums, including coverage for eligible dependents, for up to 12 months, or until he becomes eligible for group health insurance coverage through a new employer or he ceases to be eligible for COBRA; and (c) the equity awards that would have vested in the 12 month period following his separation from service shall be deemed immediately vested and exercisable as of his last day of employment. In addition, if Dr. Aggarwal’s employment is terminated without Cause or he resigns for Good Reason within three months prior to, or 12 months following, the effective date of certain change of control events, then the company will accelerate the vesting of his equity awards such that 12 months accelerated vesting of the shares subject to the equity awards will vest and be immediately exercisable.
In connection with Dr. Aggarwal’s appointment as our President and Chief Executive Officer, on February 28, 2022, we entered into the First Amendment to Executive Employment Agreement with Dr. Aggarwal, effective March 14, 2022, which amended the Aggarwal Agreement. Pursuant to this amendment, Dr. Aggarwal was eligible to receive a base salary of $400,000 per year, retroactive to January 1, 2022, and is eligible for an annual discretionary bonus of up to 100% of his base salary. All other terms of the Aggarwal Agreement remain substantially the same.
In addition, Dr. Aggarwal is a participant in our Amended CIC Plan (as defined below).
William Cooper
On February 26, 2025, we entered into an Executive Employment Agreement with Mr. Cooper (the “Cooper Agreement”). Pursuant to the terms of the Cooper Agreement, Mr. Cooper is eligible to receive a base salary of $300,000 per year, subject to review and adjustment from time to time. Additionally, Mr. Cooper was eligible for an annual discretionary bonus of up to 75% of his base salary, as determined by the Board in its sole discretion based upon the company’s and Mr. Cooper’s achievement of objectives and milestones to be determined on an annual basis by the Board in consultation with Mr. Cooper.

In the event we terminate Mr. Cooper’s employment without Cause (as defined in the Cooper Agreement) or he resigns for Good Reason (as defined in the Cooper Agreement), then Mr. Cooper will be entitled to the following severance benefits: (a) continuation payments over a 12 month severance period of his base salary; (b) continued coverage under COBRA with us paying the premiums, including coverage for eligible dependents, for up to 12 months, or until he becomes eligible for group health insurance coverage through a new employer or he ceases to be eligible for COBRA; and (c) the equity awards that would have vested in the 12 month period following his separation from service shall be deemed immediately vested and exercisable as of his last day of employment.
Sean Dougherty
On July 18, 2025, we entered into an Offer Letter with Mr. Dougherty (the “Dougherty Agreement”). Pursuant to the terms of the Dougherty Agreement, Mr. Dougherty is eligible to receive a base salary of $265,000 per year, subject to review and adjustment from time to time. Additionally, Mr. Dougherty is eligible for an annual discretionary bonus of up to 50% of his base salary, as determined by the Board in its sole discretion based upon the company’s and Mr. Dougherty’s achievement of objectives and milestones to be determined on an annual basis by the Board in consultation with Mr. Dougherty.
On August 4, 2025, we entered into a participation notice under our Amended CIC Plan with Mr. Dougherty. In the event we terminate Mr. Dougherty’s employment without Cause (as defined in the Amended CIC Plan) or he resigns for Good Reason (as defined in the Amended CIC Plan) in connection with a Change in Control (as defined the Amended CIC Plan), then Mr. Dougherty will be entitled to the following severance benefits: (a) continuation payments over a six month severance period of his base salary; (b) continued coverage under COBRA with us paying the premiums, including coverage for eligible dependents, for up to six months, or until he becomes eligible for group health insurance coverage through a new employer or he ceases to be eligible for COBRA; (c) lump sum payment of the full amount of his performance-based bonus for the year of termination at the target level; and (d) the equity awards that would have vested in the six month period following his separation from service shall be deemed immediately vested and exercisable as of his last day of employment.
Executive Change in Control Plan
On February 28, 2023, we amended and restated our Executive Change in Control Plan, which was originally adopted on March 10, 2020 and amended on March 14, 2022 (as amended and restated, the “Amended CIC Plan”). Pursuant to the Amended CIC Plan, in the event the employment of our President and Chief Executive Officer, Chief Financial Officer or Chief Technology Officer (each, an “Eligible CIC Participant”) is terminated by us or any acquirer or successor without Cause (as defined in the Amended CIC Plan), or an Eligible CIC Participant resigns with Good Reason (as defined in the Amended CIC Plan), in each case, during the period commencing three months prior to a Change in Control (as defined in the Amended CIC Plan) and ending 12 months - or in the case of our President and Chief Executive Officer, 18 months - following a Change in Control, then, subject to the Eligible CIC Participant’s execution and non-revocation of a general release of claims in favor of our company within 45 days following the date of such termination, we will be obligated to provide the following payments and benefits to the Eligible CIC Participant:
•a lump sum cash payment equal to 12 months of the Eligible CIC Participant’s then-current base salary;
•a payment of the Eligible CIC Participant’s full performance-based bonus at 100% of target;
•12 months of COBRA benefits continuation; and
•acceleration of the vesting of the shares subject to any Equity Awards (as defined in the Amended CIC Plan) held by the Eligible CIC Participant on the date of termination such that the then unvested Equity Awards shall vest and become exercisable as to the number of shares subject to such Equity Award that would have vested if the Eligible CIC Participant had completed an additional 12 months of employment following the termination date.
The Amended CIC Plan further provides that (a) any Vice President who, prior to March 14, 2022, was a participant under the terms of our original Executive Change in Control Plan will continue to be eligible to receive the benefits under the terms of such original plan and (b) any Vice President who, after February 28, 2023, becomes a participant will be entitled to those certain benefits set forth in such participant’s participation notice under the Amended CIC Plan.

Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer (“NEO”) pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” For additional information about our pay for performance compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation” above.
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation” section above. Our Chief Executive Officer is our principal executive officer and is referred to as PEO throughout this “Pay Versus Performance” section.

Year	Summary Compensation Table Total for PEO(1)*	Compensation Actually Paid to PEO(2)*	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Income (millions)(6)
2025	$2,586,384	$2,292,989	$930,688	$404,288	$166.91	$(0.586)
2024	$3,022,589	$2,122,812	$910,365	$691,994	$114.93	$0.781
2023	$2,121,773	$1,859,759	$1,147,119	$978,693	$162.59	$9.052
________________________________________________________
*PEO relates to Sanjeev Aggarwal, Ph.D. who has served as PEO since March 2022. The individuals comprising the Non-PEO NEOs for each year presented are below:

2025	2024	2023
William Cooper	Matthew Tenorio	Anuj Aggarwal
Sean Dougherty	Anuj Aggarwal	David Schrenk
N/A	David Schrenk	N/A
________________________________________________________
(1)The dollar amounts reported are the amounts of total compensation reported for our Chief Executive Officer for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”
(2)The dollar amounts reported represent the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for the applicable year to determine the compensation actually paid:

Year	PEO	Summary Compensation Table Total for PEO	Exclusion of Stock Awards Unvested as of Year-End for PEO*	Exclusion of Stock Options Unvested as of Year-End for PEO*	Inclusion of Prior Year Stock Awards Vested as of Year-End for PEO*	Inclusion of Prior Year Stock Options Exercised as of Year-End for PEO*	Compensation Actually Paid to PEO**
2025	PEO	$2,586,384	$(1,210,864)	$—	$910,886	$6,583	$2,292,989
________________________________________________________
*The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

**The sum and/or computation of individual numerical amounts disclosed in the table may not equal the total due to rounding.
(3)The dollar amounts represent the average of the amounts reported for our non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.
(4)The dollar amounts reported represent the average amount of “compensation actually paid” to our non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for our non-PEO NEOs as a group for the applicable year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards Unvested as of Year-End for Non-PEO NEOs*	Average Exclusion of Stock Options Unvested as of Year-End for Non-PEO NEOs*	Average Inclusion of Prior Year Stock Awards Vested as of Year-End for Non-PEO NEOs*	Average Inclusion of Prior Year Stock Options Exercised as of Year-End for Non-PEO NEOs*	Average Compensation Actually Paid to Non-PEO NEOs**
2025	$930,688	$(526,400)	$—	$—	$—	$404,288
_________________________________________
*The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
**The sum and/or computation of individual numerical amounts disclosed in the table may not equal the total due to rounding.
(5)For the relevant year, represents the cumulative TSR of our common stock at the end of such year, as determined based on the value of an initial investment of $100 on December 31, 2022.
(6)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above, our executive compensation program reflects a variable pay-for- performance philosophy. While we utilize several performance measures to align executive compensation with our performance, all of those company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR
The following chart sets forth the relationship between compensation actually paid to the PEO and the average of the compensation actually paid to the remaining NEOs, compared to our cumulative TSR for each the years presented

Compensation Actually Paid and Net Income
The following chart sets forth the relationship between compensation actually paid to the PEO and the average of the compensation actually paid to the remaining NEOs, compared to our net income reported in our most recent 10-K filing for each of the years presented:
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of Everspin under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
The Company has not granted stock options, stock appreciation rights, or similar instruments with option-like features since 2023 and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of March 24, 2026, for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each Named Executive Officer;
•each of our directors; and
•all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 24, 2026 and common stock underlying RSUs that vest within 60 days of March 24, 2026, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentages of beneficial ownership of our common stock in the table is based on 23,294,478 shares of common stock issued and outstanding on March 24, 2026.

Name of Beneficial Owners	Shares Owned	Shares That May Be Acquired Within 60 Days of March 24, 2026	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
5% Stockholders:
AWM Investment TEST Company, Inc.(1)	2,126,241	—	2,126,241	9.1%
Lynrock Lake, L.P.(2)	1,735,704	—	1,735,704	7.5%
Barclays PLC(3)	1,544,267	—	1,544,267	6.6%
Entities affiliated with NV Partners(4)	1,517,558	—	1,517,558	6.5%
Entities affiliated with Sigma Partners(5)	1,240,366	—	1,240,366	5.3%
Directors and Named Executive Officers:
Darin G. Billerbeck	120,685	33,388	154,073	*
Lawrence G. Finch(6)	474,609	27,388	501,997	2.2%
Geoffrey Ribar	118,163	3,388	121,551	*
Tara Long	77,226	3,388	80,614	*
Glen Hawk	84,726	3,388	88,114	*
Douglas Mitchell	28,248	—	28,248	*
Sanjeev Aggarwal, Ph.D.	280,246	187,937	468,183	2.0%
William Cooper	18,193	—	18,193	*
Sean Dougherty	—	—	—	*
All directors and executive officers as a group (9 persons)(7)	1,202,096	258,877	1,460,973	6.3%
________________________________________________________
*Represents beneficial ownership of less than one percent of the outstanding common stock.
(1)Based on information provided by AWM Investment Company, Inc. on Form 13F-HR filed with the SEC on February 18, 2025.
(2)Based on information provided by Lynrock Lake, L.P. on Schedule 13G/A filed with the SEC on August 14, 2025, and subsequent trading activity.

(3)Based on a Schedule 13G/A filed with the SEC on November 12, 2025, reporting beneficial ownership as of September 30, 2025.
(4)Based on a Schedule 13G/A filed with the SEC on February 14, 2022, reporting beneficial ownership as of December 31, 2021. Consists of (a) 1,319,619 shares held by NV Partners IV LP, over which NV Partners IV LP has sole voting and dispositive power, and (b) 197,939 shares held by NV Partners IV-C LP (together with NV Partners IV LP, the “NVP Funds”), over which NV Partners IV-C LP has sole voting and dispositive power. NVPG IV, LLC is the general partner of NV Partners IV LP and NV Partners IV-C LP, and has shared voting and dispositive power over all of these shares. Andrew Garman, Stephen Socolof and Thomas Uhlman are the managing members of NVPG IV, LLC, and share voting and dispositive power with respect to the shares held by such entity. The address for each of the entities affiliated with NV Partners is 430 Mountain Avenue, Suite 404, 4th Floor, Murray Hill, NJ 07974.
(5)Consists of (a) 39,224 shares held by Sigma Associates 8, L.P., (b) 12,716 shares held by Sigma Investors 8, L.P. and (c) 1,188,426 shares held by Sigma Partners 8, L.P. Each of these entities have sole voting and dispositive power over the shares held by them. Sigma Management 8, L.L.C. is the general partner of Sigma Associates 8, L.P., Sigma Investors 8, L.P. and Sigma Partners 8, L.P., and has sole voting and investment power with respect to all of the shares but disclaims beneficial ownership of the shares held by these entities, except to the extent of its pecuniary interests therein. The address for each of the Sigma Funds is 2105 S. Bascom Avenue, Suite 370, Campbell, CA 95008.
(6)Consists of (a) 432,648 shares of common stock held by Mr. Finch and (b) 41,961 shares of common stock held by the Lawrence G and Janice C. Finch Revocable Trust, of which Mr. Finch is a trustee. Mr. Finch shares voting and investment power with respect to such shares with Janice Finch.
(7)Consists of shares beneficially owned by each executive officer, director and director nominee, as reflected in the table above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants or Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants or Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	2,659,168	$6.16	1,390,895
Equity compensation plans not approved by security holders	—	—	—
Total	2,659,168	—	1,390,895
________________________________________________________
(1)The number of shares remaining available for future issuance includes 249,349 shares available under the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”) and 1,141,546 shares available under the Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan (the “2016 ESPP”). As of March 24, 2026, a total of 1,371,323 shares remained available for future issuance under the 2016 ESPP. The maximum number of shares subject to purchase rights under the 2016 ESPP is a function of stock price and total employee contributions. As such, Everspin cannot reasonably determine the number of shares subject to purchase rights as of March 24, 2026, and such shares are not reflected in the amount subject to rights outstanding. The weighted average exercise price of outstanding options, warrants and rights includes 1,294,166 shares subject to RSUs, which have no exercise price. The weighted average exercise price of outstanding options, excluding the RSUs, was $6.16.
The number of shares of common stock reserved for issuance under the 2016 Plan automatically increases on January 1 of each year through and including January 1, 2026, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.
The number of shares of common stock reserved for issuance under the 2016 ESPP automatically increases on January 1 of each year through and including January 1, 2026, by 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2024, there have been no transactions to which we have been a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND AVAILABLE INFORMATION
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Everspin stockholders will be “householding” our proxy materials, including the Notice. A single Notice and, if applicable, single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker or direct your written or oral request to Computershare, Inc., 211 Quality Circle, Suite 210, College Station, TX 77845, telephone number 800-736-3001. You may also direct a written or oral request for the separate Notice and, if applicable, proxy materials to: Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226, telephone number (480) 347-1169. Upon receipt of a written or oral request as set forth above, we will promptly deliver to you a separate Notice and, if applicable, other proxy materials. Stockholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or Computershare Investor Services.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ William Cooper
William Cooper
Chief Financial Officer
April 7, 2026
A copy of Everspin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Everspin Technologies, Inc., Attn: Investor Relations, 5670 W. Chandler Blvd., Suite 130, Chandler, Arizona 85226.

Appendix A
EVERSPIN TECHNOLOGIES, INC.
AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: APRIL 25, 2016
APPROVED BY THE STOCKHOLDERS: SEPTEMBER 20, 2016
IPO DATE: OCTOBER 7, 2016
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 6, 2018
APPROVED BY THE STOCKHOLDERS: MAY 21, 2018
AMENDED BY THE BOARD OF DIRECTORS: MARCH 26, 2021
APPROVED BY THE STOCKHOLDERS: MAY 20, 2021
AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: MARCH 3, 2026
APPROVED BY THE STOCKHOLDERS: [DATE], 2026

1. GENERAL.
(a) Purpose. The Plan, through the grant of Stock Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
(b) Eligible Stock Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.
(c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.
2. ADMINISTRATION.
(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine: (A) who will be granted Stock Awards; (B) when and how each Stock Award will be granted; (C) what type of Stock Award will be granted; (D) the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; (E) the number of shares of Common Stock subject to, or the cash value of, a Stock Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Stock Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Stock Award fully effective.
(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.
(iv) To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).
(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or a Stock Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Stock Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Stock Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Stock Awards available for issuance under the Plan. Except as otherwise provided in the Plan or a Stock Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Stock Award without the Participant’s written consent.
(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.
(viii) To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Stock Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Stock Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.
(x) To adopt such rules, procedures and sub-plans related to the operation and administration of the Plan as are necessary or appropriate under local laws and regulations to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Stock Award Agreement that are made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(iii) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(t)(iii) below.
(iv) No Repricing of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.
(v) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3. SHARES SUBJECT TO THE PLAN.
(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 9,126,240 shares, which is the sum of: (i) 500,000 shares originally approved as of the Adoption Date, (ii) 5,576,240 shares added pursuant to an annual “evergreen” provision that occurred on January 1 of each year, beginning January 1, 2017 and ending on January 1, 2026, (iii) 700,000 shares added in 2018, (iv) 550,000 shares added in 2021, and (v) 1,800,000 shares added in 2026 (collectively, the “Share Reserve”).
(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be a number of shares of Common Stock equal to three (3) multiplied by the Share Reserve.
(d) Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $3,000,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $5,000,000. The Board may make exceptions to the applicable limit in this Section 3(e) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or a “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Stock Award Agreement.
(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i) by cash, check, bank draft or money order payable to the Company;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Stock Award Agreement.
(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.
(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) or comparable local law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company (or a third party designated by the Company, each a “Company Designee”), in a form approved by the Company (or a Company Designee), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate or the Participant’s legal heirs will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g) Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date 3 months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.
(i) Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j) Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (x) in its entirety including shares that the Participant was not otherwise entitled to exercise as of the date of termination of Continuous Service in the event of a termination under (i) above, or (y) to the extent the Participant was entitled to exercise such Option or SAR as of the date of death in the event of a termination under (ii) above by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k) Termination for Cause. Except as explicitly provided otherwise in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.
(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c) Performance Awards.
(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.
(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7. COVENANTS OF THE COMPANY.
(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of a Stock Award or the subsequent issuance of cash or Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable law.
(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment of such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.
(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or related grant documents as a result of a clerical error in the papering of the Stock Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Stock Award Agreement or related grant documents.
(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.
(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.
(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Stock Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Stock Award that is scheduled to vest or become payable after the date of such change in time schedule applicable to such Stock Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Stock Award that is so reduced or extended.
(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds US$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means or by a combination of such means through the Company or a Company Designee: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding such amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes; (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.
(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in a Stock Award Agreement, the Plan and Stock Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Stock Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Stock Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent a Stock Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Stock Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Stock Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding a Stock Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(l) Clawback/Recovery. All Stock Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a Stock Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Transaction, then, notwithstanding any other provision of the Plan, each Stock Award shall terminate and be cancelled to the extent not vested or exercised prior to the effective time of the Transaction unless the Board elects to take one or more of the following actions with respect to such Stock Award:
(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);
(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;
(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, and pay such cash consideration or no consideration as the Board, in its sole discretion, may consider appropriate; and
(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero (US$0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
11. EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.
The Plan will come into existence on the Adoption Date; provided, however, that no Stock Award may be granted prior to the IPO Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.
12. CHOICE OF LAW.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b) “Board” means the Board of Directors of the Company.
(c) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(e) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States, any state thereof, or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;
(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or
(iv) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation.
Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(h) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(i) “Common Stock” means, as of the IPO Date, the common stock of the Company, having one vote per share.
(j) “Company” means Everspin Technologies, Inc., a Delaware corporation.
(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(l) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(m) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(n) “Director” means a member of the Board.
(o) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(p) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q) “Entity” means a corporation, partnership, limited liability company or other entity.
(r) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the IPO Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(t) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(u) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(v) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.
(w) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(x) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(dd) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ee) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ff) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(gg) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxix) stockholders’ equity; (xxx) capital expenditures; (xxxi) debt levels; (xxxii) operating profit or net operating profit; (xxxiii) workforce diversity; (xxxiv) growth of net income or operating income; (xxxv) billings; (xxxvi) bookings; (xxxvii) employee retention; (xxxviii) user satisfaction; (xxxix) the number of users, including but not limited to unique users; (xl) budget management; (xli) partner satisfaction; (xlii) entry into or completion of strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); and (xliii) other measures of performance selected by the Board.
(hh) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Stock Award Agreement at the time the Stock Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of any other item of unusual, non-recurring gain or loss; and (13) to exclude the effects of entering into or achieving milestones involved in licensing arrangements. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.
(ii) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(jj) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(kk) “Plan” means this Everspin Technologies, Inc. 2016 Equity Incentive Plan.
(ll) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(mm) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(nn) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(oo) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(pp) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(qq) “Securities Act” means the U.S. Securities Act of 1933, as amended.
(rr) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(ss) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(tt) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(uu) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(vv) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ww) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(xx) “Transaction” means a Corporate Transaction or a Change in Control.

EVERSPIN TECHNOLOGIES, INC.
5670 W. CHANDLER BLVD.
SUITE 130
CHANDLER, AZ 85226

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to **www.virtualshareholdermeeting.com/MRAM2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR all nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Glen Hawk
02) Tara Long
03) Lawrence G. Finch
04) Geoff Ribar
05) Darin G. Billerbeck
06) Sanjeev Aggarwal, Ph.D
07) Douglas Mitchell

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000700665_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

EVERSPIN TECHNOLOGIES, INC.
Annual Meeting of Stockholders
May 21, 2026, 5:00 PM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Sanjeev Aggarwal and William Cooper as attorneys and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of Everspin Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Everspin Technologies, Inc. to be held via live webcast at www.virtualshareholdermeeting.com/MRAM2026, on Thursday, May 21, 2026, at 5:00 p.m., Eastern Daylight Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters and in accordance with the instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000700665_2 R2.09.05.010